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                                                                    EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT

THIS AGREEMENT, (this "Agreement") is made and entered into as of this 1st day of August, 1998, by and between NETRADIO CORPORATION, a Minnesota corporation (the "Company"), and DAVID R. WITZIG, a resident of the State of Minnesota ("Executive").

                                  WITNESSETH

WHEREAS, Executive desires to become employed by the Company, and the Company considers Executive to be a valuable employee and desires to employ Executive pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and obligations of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT. Subject to all of the terms and conditions of this Agreement, the Company hereby employs Executive and Executive hereby accepts employment with the Company, as its Vice President, E-Commerce and Content Development.

2.    DUTIES.  The services of Executive are exclusive to the Company.
      Executive will make the best use of his energy, knowledge and training in, performing his duties as Vice President, E-Commerce and Content Development of the Company within the general guidelines established by the Board of Directors of the Company as the same may, from time to time, be modified by the Company's Board of Directors. Executive will report to the CEO and have all the duties normally subscribed to the Senior Vice President, E-Commerce and Content Development. Executive will perform his duties in a competent and professional manner, consistent with that expected of an Executive of the Company. Notwithstanding anything in this Agreement to the contrary, the duties of Executive under this Agreement do not require Executive to relocate his principal office or residence from the Minneapolis/St. Paul, Minnesota metropolitan area without prior written consent of Executive.

3. TERM. Subject only to earlier termination in accordance with Section 5 of this Agreement, Executive's term of employment shall commence on August 1,
      1998 and   continue for a period of two years. (the "Term").

4. COMPENSATION. As compensation for all of Executive's services under this Agreement, the Company agrees to pay Executive and Executive agrees to accept the following:

      (a) BASE SALARY. The base salary shall be $100,000 per annum (the "Base Salary"), payable in accordance with the Company's standard payroll practices. Concurrent with an initial public offering, base salary shall be $130,000 per annum, payable in accordance with the company's standard payroll practices.
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      (b)   BONUS.  Upon receipt of outside financing, Executive shall receive a one-time bonus of $10,000.

      (c) PERFORMANCE BONUS. As additional compensation to Executive, Executive shall be eligible to receive an annual bonus of up to 40% of his Base Salary if the Company achieves mutually agreed upon management objectives of meeting or exceeding the revenue and traffic goals outlined in the business plan. This bonus will be paid no more that 45 days after the completion of the fiscal year-end audit. (See attachment.)

      (d)   EMPLOYEE STOCK OPTION AGREEMENT.  Employee has entered into a
            NetRadio   Performance Stock Option Agreement, the provisions of
            which are hereby incorporated into this Employment Agreement.

      (e)   BENEFITS.

            (i) EXPENSES. The Company shall reimburse Executive for any and all ordinary, necessary and reasonable business expenses that Executive incurs in connection with the performance of his duties under this Agreement, including entertainment, telephone, travel and miscellaneous expenses, provided that Executive provides the Company with documentation for such expenses in a form sufficient to sustain the Company's deduction for such expenses under Section 162 of the Internal Revenue Code of 1986, as amended.

            (ii) MEDICAL AND DISABILITY INSURANCE. Subject to Executive taking and passing the physical examination, if required by the Company's insurance carrier, the Company shall provide Executive with the same health insurance, short-term disability and long-term disability insurance coverage provided to other officers of the Company.

            (iii) VACATION.  Executive shall be entitled to vacation in accordance with Company policy, which may be taken at any time subject to the Company's business needs.

            (iv) BENEFIT CHANGES. No reference in this Agreement to any policy or any employee benefit plan established or maintained by the Company shall preclude the Company from changing any such policies or amending or terminating any such benefit plans if a substantially similar benefit is provided to Executive by the Company.

            (v) OTHER PLANS. Nothing contained herein is intended to or shall be deemed to be granted to Executive in lieu of any rights or privileges which executive may be entitled to as an employee of Company under any other policies or benefit plans that are currently in effect or that may hereafter be


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                  adopted. Executive shall be entitled to participate in any other employee benefit plans of the Company generally applicable to officers of the Company occupying similar positions as Executive, including, but not limited to, any profit sharing, pension, stock option, stock appreciation rights, stock ownership, health, medical, dental, vacation, insurance or other employee benefit plans.

5. TERMINATION. This Agreement may not be terminated prior to the end of the Term except as follows:

      (a) BY THE COMPANY FOR COMPANY CAUSE. The company may terminate this Agreement for Company Cause upon Executive's material breach of this Agreement. Except as to subparagraph (iv) below, the Company shall give Executive thirty (30) days' advance written notice of such termination, which notice shall be via registered mail, return receipt requested, and which shall describe in detail the acts or omissions which the Company believes constitute such breach and Executive shall have the opportunity to cure such default within said thirty (30) day period. Actions constituting "Company Cause"shall be defined as:

            (i) Any material breach by Executive of his obligations under this Agreement;

            (ii) Dereliction of his or her duties as an executive, misconduct of Executive which is manifestly injurious to Company, or habitual failure or inability of Executive to perform his duties under this Agreement; and

            (iii) Any fraud, theft or embezzlement by Executive of the Company's assets, or any other unlawful or criminal act which is punishable as a felony.

      (b)   DEATH.  This Agreement shall terminate upon Executive's death.

      (c) DISABILITY. This Agreement shall terminate upon Executive's Disability. As used herein, the term "Disability" shall have such meaning as set forth in the Company's disability policy in effect at the date hereof and shall include both permanent and temporary disability, short term and long term disability, and total and partial disability. If there is no policy in effect at the date of Executive's potential disability, Disability shall mean Executive becoming substantially incapable of performing his duties hereunder for a period of 3 months or more.

      (d) BY EXECUTIVE FOR EXECUTIVE CAUSE. Executive may terminate this Agreement upon thirty (30) days' written notice to the Company upon the occurrence, without Executive's express written consent, of any one or more of the following events, provided that Executive shall not have the right to terminate this Agreement if the Company is able to cure such event within thirty (30) days following delivery of such notice:


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            (i)   The Company is in material breach of this Agreement;

            (ii) Any attempted termination by the Company of this Agreement or the employment of Executive by Company which is not expressly authorized by this Agreement or any breach of this Agreement by the Company which is not remedied by the Company within thirty (30) days after the Company's receipt of notice thereof from Executive;

            (iii) The Company's requiring Executive to be based anywhere other than the Minneapolis/St. Paul, Minnesota metropolitan statistical area, except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which Executive has typically undertaken on behalf of the Company prior to the date of this Agreement.

6.    PAYMENTS UPON TERMINATION.

      (a) DEATH. In the event that this Agreement is terminated due to Executive's death, Executive shall be paid (i) his Base Salary through the end of the month in which his death occurred, (ii) his accrued but unpaid vacation pay for the year in which his death occurred, pro rated to the date of his death, and (iii) any unpaid expense reimbursement.

      (b) DISABILITY. In the event that this Agreement is terminated due to Executive's Disability, Executive shall be paid (i) his Base Salary through the end of the month in which the Disability occurs (ii) his accrued but unpaid vacation pay for the year in which such Disability occurred, pro rated to the date of such Disability, and
            (iii) any unpaid expense reimbursement.

      (c) TERMINATION BY COMPANY FOR COMPANY CAUSE. If Executive is terminated pursuant to Section 5(a) hereof, the Company shall pay to Executive (i) his Base Salary through the date written notice is properly mailed to Executive pursuant to Section 5(a) hereof and
            (ii) any unpaid expense reimbursement.

      (d) TERMINATION WITHOUT COMPANY CAUSE. In addition to any other rights granted Executive hereunder, if the Company should terminate this Agreement other than in accordance with Section 5(a), 5(b) or 5(c) hereof, or if the Executive terminates this Agreement pursuant to
            Section 5(d) hereof, the Company shall pay to Executive an additional amount equal to his Base Salary for the remaining term of this Agreement. In addition, the Company shall pay the Executive's health and disability insurance premiums for the remaining term of this Agreement.

7.    OWNERSHIP OF PROPERTIES; CONFIDENTIALITY; EXCLUSIVITY; INVESTMENTS.

      (a) OWNERSHIP OF PROPERTIES. The Company, as employer, shall own, and Executive hereby transfers and assigns to the Company, all rights in and to any material


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            and/or ideas written, suggested or submitted by Executive during the Term and all other results and proceeds of his services under this Agreement (the "Properties"). Without limiting the generality of the foregoing, these rights shall include all radio, musical, computer, software, copyright, patent, publication and/or other rights in and to the Properties, including the sole and exclusive right to duplicate, record, publish and/or market the same with or without dialogue, music and other sounds synchronously recorded, and to perform, exhibit, distribute, reproduce, transmit, broadcast or otherwise communicate the same, or other versions or adaptations thereof, and to manufacture, publish, or vend printed and/or recorded versions or adaptations thereof, either publicly or privately and for profit or otherwise. The Company and its licensees and assigns shall have the right to adapt, change, revise, delete from, add to and/or rearrange the Properties or any part thereof written or submitted by Executive and to combine the same with other works to any extent, and to change or substitute the title thereof and in this connection Executive hereby waives any so-called "moral rights" of authors. Executive agrees to execute and deliver to the Company such releases, assignments or other instruments as the Company may require from time to time to evidence its ownership of the results and proceeds of Executive's services hereunder.

            The requirements of this Section 7(a) do not apply to Properties for which no equipment, facility or confidential information of the Company was used and which were developed entirely on Executive's own time, and which (i) do not relate directly to the Company's business or to the Company's actual research or development, or (ii) do not result from any work Executive performed for the Company. Except as previously disclosed to the Company in writing, Executive does not have and will not assert any claims to or rights under any Properties as having been made, conceived, authored or acquired by Executive prior to his executions of this Agreement.

      (b) CONFIDENTIALITY. Executive acknowledges that his services will, throughout the Term bring Executive in close contact with many confidential affairs of the Company and its affiliates, including information about costs, profits, financial data, markets, trade secrets, sales, products, computer programs, key personnel, pricing policies, customer lists, development projects, operational methods, technical processes, plans for future development, business affairs, and methods and other information not readily available to the public. Executive further acknowledges that the businesses of the Company and its affiliates are international in scope, that their products are marketed throughout the world, that the Company and its affiliates compete in nearly all of their business activities with other organizations which are or could be located in nearly any part of the world and that the nature of Executive's services, position and expertise are such that he is capable of competing with the Company and it affiliates from nearly any location in the world. In recognition of the foregoing Executive covenants and agrees:


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            (i)   that Executive will keep secret all material confidential
                  matters of the Company and its affiliates which are not otherwise in the public domain and will not disclose them to anyone outside of the Company or its affiliates, either during or after the Term except with the Company's written consent and except for such disclosure as is necessary in the performance of Executive's duties during the Term; and

            (ii) that Executive will deliver promptly to the Company on termination of his employment with the Company or at any other time the Company may so request, at the Company's expense, all confidential memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's and its affiliates' business, which Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company or which the employee may then possess or have under his control.

      (c) INVESTMENTS. Notwithstanding anything contained herein to the contrary, during the Term Executive may acquire and/or retain, solely as an investment, and take customary actions to maintain and preserve Executive's ownership of:

            (i) securities of any corporation which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as Executive is not part of any control group of such corporation; and

            (ii) any securities of a partnership, trust, corporation, limited liability company or other entity so long as (i) Executive remains a passive investor in that entity and does not become part of any control group thereof (except in a passive capacity) and (ii) such entity is not, directly or indirectly, in competition with the Company or its affiliates, regardless of whether Executive is a passive investor or part of any control group thereof.

8. REMEDIES. The parties hereto recognize and agree that, because the material breach of This Agreement or any part hereof would result in damages difficult to ascertain, upon any allegations of material breach of this Agreement, either party hereto shall be entitled:

      (a) PROCEEDINGS. To institute proceedings in a court located in the State of Minnesota to enjoin the breach, termination, or threatened termination of this Agreement. Such injunctive remedy shall be in addition to and not in lieu of any right to recover money for any such breach.

      (b) COSTS AND EXPENSES. The successful party in any action brought concerning the breach or termination of this Agreement shall be entitled to recover all costs and expenses, including attorney's fees incurred or associated with the enforcement of any covenant of this Agreement.


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9.    MISCELLANEOUS.

      (a) SUCCESSORS AND ASSIGNS. This Agreement is binding on and inures to the benefit of the Company's successors and assigns, provided, however, that this Agreement may not be assigned by any of the partied hereto without the prior written consent of each of the parties hereto. This agreement shall be binding upon and inure to the benefit of any successor of the Company, and any such successor shall absolutely and unconditionally assume all of the Company's obligations hereunder. Upon the written request of Executive, the Company shall seek to have any successor, by agreement in form and substance satisfactory to Executive, assent to the fulfillment by the Company of its obligations under this Agreement. Failure to attain such assent at least thirty (30) business days prior to the time a person or entity becomes a successor in interest to the Company shall be considered Employee Cause for termination of this Agreement in accordance with Section 5(d) hereof. Executive may not assign this Agreement for any purpose whatsoever.

      (b) COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but
            all of which together shall   constitute one and the same
            instrument.

      (c) CONSTRUCTION. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

      (d) WAIVERS. No failure or delay by either the Company or Executive in exercising any right or remedy under this Agreement will waive any provision of this Agreement, nor will any single or partial exercise by either the Company or Executive of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these right or remedies, or any other rights or remedies granted by any law or any related document.

      (e) CAPTIONS. The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

      (f) MODIFICATION/ENTIRE AGREEMENT. Subject to Section 9(d) above, this Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties


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            concurrently herewith, constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, parol agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any parol agreements.

      (g) GOVERNING LAW. The laws of the State of Minnesota shall govern the validity construction and performance of this Agreement. Any legal proceeding related to this Agreement shall be brought in an appropriate Minnesota court, and each of the parties hereto consents to the exclusive jurisdiction of the courts of the State of Minnesota for this purpose.

      (h) NOTICES. All notices and other communications required to permitted under this Agreement shall be in writing and sent by registered first class mail, postage prepaid, and shall be deemed received five
            (5) days after mailing to the addresses stated below:

            If to the Company:

                  Net Radio Corporation
                  Riverplace Exposition Hall
                  Suite 149
                  43 Main Street S.E.
                  Minneapolis, MN  55414
                  Attention:  Chairman of the Board of Directors

            With a copy to:

                  Scott J. Dongoske, Esq.
                  Winthrop & Weinstine, P.A.
                  3000 Dain Bosworth Plaza
                  60 South Sixth Street
                  Minneapolis, MN  55402-4430

            If to Executive:
                  David R. Witzig
                  10147 Gristmill Ridge
                  Eden Prairie, MN  55347

            With a copy to :

                  ____________________
                  ____________________
                  ____________________


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      (I)   SURVIVAL.  Notwithstanding the termination of this Agreement or
            Executive's employment with the Company, the terms of this Agreement concerning confidentiality rights and remedies of the parties shall survive such termination and shall govern in perpetuity all rights, disputes, claims, or causes of action arising out of or in any way related to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:                              EXECUTIVE:

NET RADIO CORPORATION

By:   /s/ Eric H. Paulson                    /s/ David R. Witzig
    ---------------------                  ----------------------
         Its President                         DAVID R. WITZIG


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